Exhibit 4.1

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

FIRST AMENDMENT
TO
VICTORY ELECTRONIC CIGARETTES CORPORATION
6% SENIOR CONVERTIBLE NOTE

THIS FIRST AMENDMENT TO THE VICTORY ELECTRONIC CIGARETTES CORPORATION 6% SENIOR CONVERTIBLE NOTE (the “First Amendment to the Senior Convertible Note”) is entered into as of June 3, 2014, by and between Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”) and [_______________] (“[___]” or “Holder”).

RECITALS

A.  On April 22, 2014, the Company executed and delivered to Holder a certain 6% Senior Convertible Note (the “Original Senior Convertible Note”) in the original principal amount of $24,175,824 (“Original Principal Amount”) and the Company and [___] executed and delivered a certain Securities Purchase Agreement (the “Original Securities Purchase Agreement”);

B.           The Company and [___] have entered into that certain First Amendment to the Securities Purchase Agreement of even date herewith (the “First Amendment” and together with the Original Securities Purchase Agreement, the “Securities Purchase Agreement”);

C.           In connection with the foregoing, the parties hereto therefore agree in accordance with Section 12 of the Original Senior Convertible Note as follows:

NOW, THEREFORE, in consideration of the recitals, the mutual promises, and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.1  Defined Terms. Capitalized Terms used herein but not otherwise defined herein shall have the respective meaning given such terms in the Securities Purchase Agreement.  The Original Senior Convertible Note as amended hereby is referred to herein as the “Note.”

1.2  Acknowledgment. After giving effect to the payments made pursuant to Original Senor Convertible Note by the Company, including, without limitation, those payments made pursuant to Section 7 thereof up to June 3, 2014 (but without giving effect to the First Incremental Loan Closing Date or any Holder Redemption Amounts for June 2014), the parties acknowledge and agree that the outstanding Principal amount of the Note is $11,375,824.18 and the accrued and unpaid Interest thereon is $31,892.58.   After giving effect to the First Incremental Loan Closing on the date hereof, the outstanding Principal amount of the Note shall be $15,771,428.57.

1.3 Amendments to the Original Senior Convertible Note.

(a) On the top of page 1 of the Original Senior  Convertible Note the following phrases are hereby deleted:

“Issuance Date: April 22, 2014
Original Principal Amount: $24,175,824
No.: 0001”

and replaced by the following:

“Original Issuance Date: April 22, 2014
Original Principal Amount: $31,868,132
No.: 0001”

(b)           The first paragraph of the Original Convertible Senior Note is hereby amended and restated in its entirety as follows:

“FOR VALUE RECEIVED, Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”), hereby promises to pay to the order of [_____________] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount or so much thereof as shall be become outstanding pursuant to and in accordance with the terms of the Securities Purchase Agreement (as defined below) (as reduced pursuant to any redemption, conversion or otherwise, in any case, in accordance with the terms hereof, the “Principal”) when due, whether upon (as reduced pursuant the Maturity Date (as defined below)), acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Original Issuance Date (the “Issuance Date”), or, in the case of the First Tranche or the Second Tranche (if any), from the First Tranche Incremental Loan Closing Date or the Second Tranche Incremental Loan Closing Date (each as defined in the Securities Purchase Agreement), as applicable, until the same becomes due and payable, whether upon the Maturity Date or any acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Notes issued pursuant to the Securities Purchase Agreement (collectively, the “Notes” and such other Convertible Notes, the “Other Notes”).  Certain capitalized terms used herein are defined in Section 24.”

(c)           Section 1 of the Original Convertible Senior Note is hereby amended by adding the following as (c) thereof:

“(c)   On the last Trading Day of each calendar Month (the “Fixed Payment Amount Payment Date”), commencing on June 30, 2014, the Company shall pay to the Holder, as additional interest, an amount in cash by wire transfer of immediately available funds equal to the Fixed Payment Amount (as defined herein).  For purposes hereof, the “Fixed Payment Amount” means, for each Fixed Payment Amount Payment Date after the First Tranche Incremental Loan Closing Date, $68,750, and with respect to each Fixed Payment Amount Payment Date after the Second Tranche Incremental Loan Closing Date (if any), $75,000.”

(d)           Paragraphs (a) and (b) of Section 2 of the Original Convertible Senior Note are hereby amended and restated in their entirety as follows:

“(a) Conversion Right.  Subject to the provisions of Section 2(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Principal, Interest and other amounts due under this Note into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 2(c), at the Conversion Rate.  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount (as defined below).

(b) Conversion Prices; Conversion Rates.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount (such number of shares, the “Conversion Shares”) pursuant to Section 2(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)           “Conversion Amount” means the sum of (A) the portion of the Principal of the specific Tranche of this Note identified by the Holder on the Conversion Notice (as defined below) to be converted or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal, and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(ii)           “Conversion Price” means, as of any Conversion Date (as defined below), with respect to:

(A) the Original Tranche, the lower of (1) $7.48 and (2) the Reset Price (as defined below);

(B) the First Tranche, the lower of (1) 115% of the VWAP on the Trading Day immediately preceding the First Incremental Loan Closing Date and (2) the Reset Price; and

(C) the Second Tranche, if any, the lower of (1) 115% of VWAP on the Trading Day immediately preceding the Second Incremental Loan Closing Date and (2) the Reset Price.

In each case of clauses (A), (B) and (C) above, the applicable Conversion Price shall be subject to adjustment as provided in this Note from and after the Closing Date, the First Tranche Incremental Loan Closing Date or Second Tranche Incremental Loan Closing Date, as applicable, except that if the Conversion Price is the Reset Price, from and after the date of the Public Offering.

 (iii)           “Reset Price” means the price that is equal to 115% of the VWAP of the Common Stock on the Trading Day immediately following the pricing of the first public offering of the Company’s Common Stock pursuant to effective Registration Statement on Form S-1 after the date hereof for gross proceeds of at least $25,000,000 (the “Public Offering”).”

(e)           The first sentence of Section 6(a) of the Original Senior Convertible Note is hereby amended and restated in its entirety as follows:

“So long as all or any portion of the Note remains outstanding, if and whenever on or after the Issuance Date the Company, except for any Exempt Issuance, issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a price equal to the applicable Conversion Price for any Tranche (such lower price the “Base Conversion Price”) in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Applicable Price shall be reduced to an amount equal to 115% of the Base Conversion Price.  Notwithstanding the foregoing, no adjustments shall be made under this Section 6 with respect to any Exempt Issuance.”

(f)           Section 7(a)(i) of the Original Senior Convertible Note is hereby amended and restated in its entirety as follows:

“(i)           Subject to Section 7(b), commencing on May 1, 2014 for the month of May 2014, Holder shall have the right, at its option, to require the Company to redeem up to $800,000 of Principal (plus accrued and unpaid interest thereon) and commencing effective June 1, 2014, to require the Company to redeem up to $1,000,000 of Principal (plus accrued and unpaid interest thereon) (the “Monthly Allowance”) per calendar month (the “Holder Redemption Right”).  The Holder may exercise its Holder Redemption Right for a calendar month, at any time and from time to time, during such calendar month, by sending one or more written notices to the Company (each a “Holder Redemption Notice”) by not later than 11:59:59 P.M. (local time in New York City, New York) on the last Trading Day of such calendar month, which Holder Redemption Notices shall specify (A) the Principal amount to be redeemed and the amount of accrued and unpaid interest thereon (together, the “Holder Redemption Amount”) and (B) the Tranche or Tranches to which such Holder Redemption Amount shall be applied as repayment. For the avoidance of doubt, the Holder Redemption Amount set forth in each Holder Redemption Notice delivered during a given calendar month may be applied to one or more Tranches, as the Holder may designate, in its sole discretion, in each applicable Holder Redemption Notice. The Company shall promptly, but in any event no more than three (3) Trading Days after the date that the Holder delivers a Holder Redemption Notice to the Company (the “Holder Redemption Payment Date”), pay the applicable Holder Redemption Amount (1) in cash by wire transfer of immediately available funds to the extent that this Note is Stock Off (as defined below) on the date that the Holder delivers the Holder Redemption Notice to the Company or (2) shares of Common Stock to the extent that this Note is Stock On (as defined below) on the date that the Company delivers the Holder Redemption Notice in accordance with Section 7(e) below.  For the avoidance of doubt, payment in cash or Common Stock shall be determined according to the status of the Note as Stock On or Stock Off on the date that the Holder delivers the Holder Redemption Notice to Company and not the Holder Redemption Payment Date.  For the further avoidance of doubt, the Holder and the Company agree that the Holder may deliver more than one Holder Redemption Notice during a calendar month, provided that the sum of the Holder Redemption Amounts set forth in all of the Holder Redemption Notices delivered during such calendar month does not exceed the Monthly Allowance. Notwithstanding anything contained herein to the contrary, commencing on November 1, 2014, the Holder may, at its election by delivering written notice to the Company (which may be e-mail) at any time prior to the applicable Holder Redemption Payment Date, require the Company to pay any Holder Redemption Amount that is payable in shares of Common Stock pursuant to the provisions of this Section 7 in cash by wire transfer of immediately available funds on the Holder Redemption Payment Date. For further avoidance of doubt, the conversion of any Principal or Interest pursuant to Section 2 during any calendar month shall not, and does not, reduce the Monthly Allowance for such calendar month, except in no event shall the Monthly Allowance exceed the sum of all outstanding Principal, Interest and other amounts due hereunder.”

(g)           Section 7(b)(i) of the Original Senior Convertible Note is hereby amended and restated in its entirety:

“Notwithstanding Section 7(a)(i) hereof, following October 1, 2014 and prior to the 170th day after April 22, 2014, the Company shall, upon two Trading Days’ prior written notice from the Company to the Holder, redeem an aggregate of $1,000,000 of Principal (plus accrued and unpaid interest thereon) (the “Scheduled Mandatory Redemption Amount”).  On the date the Company consummates such redemption (the “Mandatory Cash Redemption Date”), the Company shall pay to the Holder the Scheduled Mandatory Redemption Amount in cash by wire transfer of immediately available funds. For the avoidance of doubt, the Company’s obligation to the Scheduled Mandatory Redemption Amount is not contingent or conditional on the delivery of the written notice described in the first sentence of this paragraph.”

(h)           Section 24(w) of the Original Convertible Senior Note is hereby amended and restated in its entirety:

“Securities Purchase Agreement” means that certain securities purchase agreement, dated April 22, 2014, by and among the Company and the initial holders of Notes pursuant to which the Company issued Notes, as may be amended from time to time, as amended by that certain First Amendment to the Securities Purchase Agreement, dated June 3, 2014, by and between [_______________] and the Company.”

(i)           Section 24(o) of the Original Convertible Senior Note is hereby amended and restated in its entirety:

“Maturity Date” shall mean the later of (i) September 3, 2015, and (ii) solely to the extent that the Second Tranche has been advanced to the Company by the Holder pursuant to Section 1.3 of the Securities Purchase Agreement, December 2, 2015.”

(j)           Section 24 of the Original Convertible Senior Note is hereby amended by inserting a new subsection for each of the following definitions in alphabetical order and re-lettering the subsections of Section 24 sequentially:

“First Tranche” shall have the meaning set forth in the Securities Purchase Agreement.

“Original Tranche” means the Principal amount outstanding plus all accrued but unpaid Interest thereon and such other amounts outstanding under this Note immediately prior to the First Incremental Closing Date.

“Second Tranche” shall have the meaning set forth in the Securities Purchase Agreement.

“Tranches” means the Original Tranche, the First Tranche and the Second Tranche, as applicable (each a “Tranche”).

(k)           Section 3(a)(v) of the Original Convertible Senior Note is hereby by amended by deleting the phrase “(including, without limitation, the Company’s failure to pay any redemption payments or any other amounts hereunder)” therefrom.

Section 1.4                      Deemed Amendment of Original Senior Convertible Note.

The Original Senior Convertible Note is hereby deemed amended and supplemented to the extent necessary to give effect to the provisions of this First Amendment.

Section 1.5                      Original Senior Convertible Note in Full Force and Effect.

Except as specifically amended herein, the Original Senior Convertible Note shall remain unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

VICTORY ELECTRONIC CIGARETTES CORPORATION

By:
Name:
Title:

[_______________________]

By:
Name:
Title: